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                    [LETTERHEAD OF COOPERS & LYBRAND L.L.P.]


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-3 of our report dated February 3, 1997, on our audits of the consolidated financial statements and financial statement schedule of PECO Energy Company and Subsidiary Companies. We also consent to the reference to our firm under the caption "EXPERTS".




/s/ COOPERS & LYBRAND L.L.P.


Philadelphia, Pennsylvania
May 23, 1997